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                                                                   EXHIBIT 10.22




                                                         Barclays Capital
                                                         5 The North Colonnade
                                                         Canary Wharf
                                                         London E14 4BB
                                                         Tel +44 (0)20 7623 2323




Independent Energy UK Limited

and

Independent Energy Holdings PLC

both of                                                                 BARCLAYS

Radcliffe House
6th Floor
Blenheim Court
Solihull
West Midlands
B91 2AA

                                                      6th March, 2000

Dear Sirs

(POUND)80,000,000 REVOLVING ADVANCE AND LETTER OF CREDIT FACILITY DATED 8TH JULY, 1999

We refer to the revolving advance and letter of credit facility agreement dated 8th July, 1999 (the "FACILITY AGREEMENT") entered into between Independent Energy UK Limited as borrower, Independent Energy Holdings PLC as guarantor, Barclays Bank PLC as agent, Barclays Capital as arranger and the financial institutions named in Schedule 1 of the Facility Agreement as Banks.

1. Terms defined in the Facility Agreement and not otherwise defined herein shall have the same meaning in this letter.

2. In accordance with Clause 28.1 (Amendments and waivers) of the Facility Agreement we, as Agent on behalf of the Banks, and each of the Obligors agree to the following amendments to the Facility Agreement:

          (a) in the third line of sub-clause 2.5(b) (Ancillary facility) the figure of "(pound)2,000,000" shall be deleted and the following words shall be added "(A)




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               (pound)102,000,000 in the period up to 7th July, 2000 and (B) at all other times (pound)2,000,000;";

          (b) the proceeds of Advances under Tranche C (other than LC Substitute Advances) may be used for the Borrower's lawful working capital purposes provided that all such Advances (and any Rollover Advances deriving from any such Advances) are repaid in full on or before the Term Date and no such Advances or Rollover Advances may be borrowed after that date (and Clause 3.3 (Tranche C purpose) and 4 (Conditions precedent) are amended accordingly);

          (c) the making by the Ancillary Bank of any formal demand for repayment of all or any part of the Ancillary Facility shall be an Event of Default (and the making of any such demand is accordingly inserted in Clause 21 (Default) as a new paragraph 21.17A); and

          (d) the Agent may and shall (i) take all actions permitted pursuant to Clause 21 of the Facility Agreement and (ii) (to the extent that it is lawfully able to do so and subject to all applicable provisions of Clause 22 of the Facility Agreement and the Security Agreement and the Supplemental Security Agreement dated 6th March, 2000 (and in particular to its being indemnified to its satisfaction)) enforce the security conferred by the Security Agreement, in each case, if and to the extent the Ancillary Bank
               (A) requests such actions in writing and (B) confirms that it has demanded payment by the Borrower in amounts owing to the Ancillary Bank in respect of the letter of credit issued to Energy Pool Funds Administration Limited under the Ancillary Facility on or before 6th March, 2000 and the Obligor has not paid such amount in full (and the taking of such action by the Ancillary Bank shall accordingly itself constitute an Event of Default).

3. The Agent hereby acknowledges and agrees that the amendment to the Ancillary Facility Letter attached hereto as Exhibit A has been approved by the Majority Banks in accordance with Clause 28.2(d) of the Facility Agreement.

4. The amendments to the Facility Agreement set out in paragraph 2 above are conditional on the execution by the Borrower of a supplemental security agreement in a form satisfactory to us.

5. The provisions of Clauses 1.2 (Construction), Clause 28 (Amendments and Waivers) and Clause 33 (Severability) of the Facility Agreement shall apply to this letter as if they were set out in full in this letter.

6. Each Obligor represents and warrants to and for the benefit of the other parties hereto that the representations and warranties to be repeated by each Obligor in accordance with Clause 19 (Representations and warranties) of the Facility Agreement are true as if made



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     on the date of this letter and as if references to the Finance Documents were references to this letter.

7. This letter is and shall be construed as supplemental to the Facility Agreement and every clause thereof shall continue in full force and effect and be binding on the parties thereto unless expressly amended and supplemented by this letter.

8. This letter may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9.   This letter shall be deemed incorporated as part of the Facility Agreement.

10.  The Borrower and the Agent designate:

     (a)  this letter;

     (b) the letter of the same date as this letter by which the Ancillary Facility Letter is amended; and

     (c) the Supplemental Security Agreement of the same date as this letter, as Finance Documents.

11.  This letter is governed by English Law.



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Please indicate your agreement to the foregoing by signing and returning to us the executed counterpart of this letter.

Yours faithfully

BARCLAYS BANK PLC

As Agent for each of

The Banks



By:



We agree to the above:



Independent Energy UK Limited



By:



Independent Energy Holdings PLC



By: